EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report which, includes an explanatory paragraph about the Company's ability to continue as a going concern dated April 29, 2004; except for note 4 dated May 17, 2004, on our audits of the consolidated financial statements of Advanced Technology Industries, Inc. and subsidiaries which incorporated by reference in this registration statement.


                                             /s/ Marcum & Kliegman LLP
                                             -----------------------------------
                                                 Marcum & Kliegman LLP

February 27, 2004